RELEASE AND WAIVER OF GUS PETRUZZELLI


     This Release and Waiver is made as of the 13th day of December, 1995, between Gus Petruzzelli ("Petruzzelli") and
Spectrum Information Technologies, Inc. (the "Company").

     WHEREAS, Petruzzelli and Company have entered into an Employment Agreement, dated March 1, 1994 (the "Employment Agreement"), pursuant to which Company may have incurred, and may in the future incur, certain obligations to Petruzzelli;

     WHEREAS, the Employment Agreement provides for the employment of Petruzzelli by Company, and Petruzzelli has been an employee of Company, since the date of the Employment
Agreement;

     WHEREAS, Petruzzelli, in consideration of the mutual agreements and covenants set forth herein, desires to release
Company from the Employment Agreement on the terms and conditions of this Release and Waiver;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


I.   RELEASE AND WAIVER

          PETRUZZELLI AGREES TO RELEASE, REMISE, ACQUIT AND DISCHARGE COMPANY AND ITS OFFICERS, AGENTS, EMPLOYEES, GUARANTORS, CONSULTANTS, INDEPENDENT CONTRACTORS, ATTORNEYS, ADVISERS, SUCCESSORS AND ASSIGNS (THE "SPECTRUM GROUP"), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, WHICH PETRUZZELLI, HIS HEIRS, SUCCESSORS, OR ASSIGNS HAVE, OR MAY NOW OR IN THE FUTURE HAVE, AGAINST ANY MEMBER OF THE SPECTRUM GROUP AND ANY AND ALL LIABILITY WHICH ANY MEMBER OF THE SPECTRUM GROUP HAS, OR MAY NOW OR IN THE FUTURE HAVE TO PETRUZZELLI, WHETHER DENOMINATED CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, DAMAGES OR LIABILITIES, ARISING FROM ANY AND ALL BASES, INCLUDING BUT NOT LIMITED TO ANY CLAIMS UNDER ANY POLICY, AGREEMENT, ARRANGEMENT OR PRACTICE OF OR WITH ANY MEMBER OF THE SPECTRUM GROUP (INCLUDING ANY INDEMNIFICATION AGREEMENT OR OBLIGATION) OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION, RELATING TO ANY MATTER, CAUSE OR THING WHATSOEVER FROM THE BEGINNING OT THE WORLD TO THE DATE OF THIS MUTUAL RELEASE AND WAIVER, INCLUDING, WITHOUT LIMITATION, ANY SUCH CLAIMS THAT ARISE OUT OF OR RELATE TO (i) PETRUZZELLI'S RELATIONSHIP WITH THE SPECTRUM GROUP, (ii) THE TERMINATION OF SUCH RELATIONSHIP OR (iii) THE EMPLOYMENT AGREEMENT, BUT EXCLUDING EMPLOYEE'S RIGHTS REGARDING PRESENTLY VESTED OPTIONS ISSUED TO EMPLOYEE TO PURCHASE EMPLOYER'S COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE PLAN UNDER WHICH SUCH OPTIONS HAVE BEEN GRANTED AND THE TREATMENT OF SUCH OUTSTANDING OPTIONS IN EMPLOYER'S PLAN OF REORGANIZATION.
THIS RELEASE IS FOR ANY RELIEF, NO MATTER HOW DENOMINATED, INCLUDING, BUT NOT LIMITED TO, WAGES, BACK PAY, FRONT PAY, COMPENSATORY DAMAGES OR PUNITIVE DAMAGES. PETRUZZELLI FURTHER AGREES THAT HE WILL NOT FILE OR PERMIT TO BE FILED ON HIS BEHALF ANY SUCH CLAIM.


II.  Identified Consideration

     In consideration for the release and waiver evidenced hereby, the Company shall within seven (7) days following bankruptcy court approval of this agreement as set forth in paragraph VI(c) pay Petruzzelli the sum of one hundred thousand dollars ($100,000.00), subject to applicable withholding and taxes. Petruzzelli acknowledges and agrees that the foregoing amount is in addition to any amount to which he would otherwise be entitled from the Company.

III. Return of Benefits

     Petruzzelli acknowledges and agrees that for a period of six (6) months following the effective date of this agreement he will immediately notify the Company if he accepts employment or performs services as a consultant, independent contractor or otherwise for the Company, any of its subsidiaries or any entities that have been subsidiaries of the Company within the one year prior to the effective date of this agreement and will return all payments received by Petruzzelli pursuant to this Release and Waiver.

IV.  No Admission

     The Company admits no liability of any sort to Petruzzelli, and nothing herein is intended to, or shall be deemed to, constitute an admission of liability of any kind by the Spectrum Group.

V.   Third-Party Beneficiary Rights

     Petruzzelli agrees that the terms of this Release and Waiver shall inure to the benefit of and shall be enforceable by each member of the Spectrum Group, each of whom is intended to be a third-party beneficiary hereof, and its respective successors and assigns.

VI.  General Provisions

          (a) This Release and Waiver constitutes the entire understanding of Company and Petruzzelli with respect to the subject matter hereof, and supersedes all prior understandings, written or oral, except as expressly provided herein. The terms of this Release and Waiver may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of a party to insist on strict compliance with any provision of this Release and Waiver shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Release and Waiver is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          (b) This Release and Waiver shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York without reference to the principles and conflicts of law. The courts of New York shall have jurisdiction to entertain any action arising hereunder.

          (c) Petruzzelli acknowledges that he has been given more than 21 days to consider this agreement and eight days to revoke his agreement hereto. This agreement shall be submitted to and only become effective upon the approval by the United States Bankruptcy Court for the Eastern District of New York.


VII. Knowing and Voluntary Waiver

          Petruzzelli agrees and acknowledges that he has read this Release and Waiver, has consulted with an attorney of his choosing with respect hereto and completely understands the terms and consequences hereof and that the execution of this Release and Waiver is his or its knowing, free and voluntary act.




                     ______________________________________
                     Gus Petruzzelli


                     SPECTRUM INFORMATION TECHNOLOGIES, INC.


                     ______________________________________
                     By:  Donald J. Amoruso,
                          Chief Executive Officer